Exhibit 10.69

Amendment and Restatement of the

Short Phantom Equity Agreement

WHEREAS, Foresight Reserves, L.P., a Nevada limited partnership, Foresight Management, LLC, a Delaware limited liability company, and Drexel Short previously entered into that certain Phantom Equity Agreement, effective as of August 1, 2007 (“Agreement”);

WHEREAS, the parties to the Agreement desire to amend the Agreement to clarify certain provisions thereunder; and

WHEREAS, the parties to the Agreement desire to amend the Agreement such that, after the date of this Amendment and Restatement, the rights and obligations of Foresight Reserves, L.P. and Foresight Management, LLC under the Agreement will be transferred to Foresight Energy Services LLC, and that Foresight Reserves, L.P. and Foresight Management, LLC will have no further obligations or rights hereunder.

NOW, THEREFORE, effective as indicated below, the parties to the Agreement agree that the Agreement shall be amended and restated in its entirety to read as follows.

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PHANTOM EQUITY AGREEMENT

PHANTOM EQUITY AGREEMENT, effective as of August 1, 2007 (the “Effective Date”), dated as of October 17, 2007, and restated as of the date noted below (the “Agreement”), by and among Foresight Energy Services LLC, a Delaware limited liability company (the “Company”), and Drexel Short (the “Executive”).

WHEREAS, the Company has engaged the Executive as an at will employee of the Company; and

WHEREAS, the Executive is willing and able to accept and continue his employment with the Company as an at will employee in consideration of the Company entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

Section 1.	Phantom Equity Award.

1.1. Award. The Company hereby awards Executive a phantom equity interest equal to a one percent (1%) limited partnership interest in 69.59409% of Foresight Reserves, L.P. (“Reserves”) (the “Phantom Equity Award”). If additional partners are admitted to Reserves or a current partner of Reserves interest is terminated, Executive’s Phantom Equity Award shall be adjusted to maintain the same ratio of ownership as exists as of the date hereof with the partners of Reserves other than Riverstone (the “Effective Date Partners”).

1.2. Account Balance and Distributions. If Reserves makes any distribution, in cash or in-kind, to its partners attributable to equity (other than distributions made to partners merely to satisfy tax obligations of those partners), Reserves shall pay to Executive in cash an amount equal to the Phantom Equity Award multiplied by (a) if such distribution is in cash, the amount otherwise distributed to the Effective Date Partners or (b) if such distribution is in-kind, the fair market value of the property distributed to the Effective Date Partners, determined as of the date of the distribution to the Effective Date Partners. The fair market value of any in-kind distribution shall be determined in good faith by the managing partner of Reserves. Such payments shall be paid in cash to the Executive as an employment bonus by January 15 of the following year, in addition to any payments made to Executive by the Company in respect of Executive’s employment. Notwithstanding the foregoing, no payment under this Section 1.2 shall be paid to Executive unless the Executive is employed by the Company on the date such payment would otherwise occur.

1.3. Change of Control. Upon a Change of Control of Reserves, then immediately prior to such sale, Reserves shall pay to Executive as a bonus an amount equal to one percent (1%) of the net consideration that the Effective Date Partners would otherwise receive plus an amount equal to the Accrued Tax Distributions (as defined below). For example, if the Effective Date Partners own 69.59409% of Reserves, and a third party purchases 100% of the equity of Reserves for $1,000,000 then immediately prior to such sale, Reserves shall make a bonus payment to Executive of ($1,000,000 x .6959409 x 0.01) = $6,959.41, plus any Accrued Tax Distributions. Notwithstanding the foregoing, Executive shall only be entitled to the bonus described in this Section 1.3 if he is employed by the Company on the date of such Change of

Control. The Company’s payment of the bonus described in this Section 1.3 to the Executive shall be in full satisfaction of the Company’s and Reserve’s obligations to make payment to the Executive under the terms of this Agreement, and the Company’s and Reserves’ obligation to pay Executive any amounts described in this Agreement (including pursuant to Section 2 below) shall cease as of the date of payment of such bonus.

A “Change of Control” shall be deemed to have occurred if any person or group of persons together with its affiliates, excluding employee benefit plans of Reserves or its affiliates, is or becomes, directly or indirectly, the beneficial owner of Reserves equity interests representing 50% or more of the combined voting power of its then outstanding equity interests whether through the partners’ approval of a merger or consolidation of Reserves with any other entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting interests of Reserves outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting interests of the surviving entity) at least 80% of the combined voting power of the voting interests of Reserves or such surviving entity outstanding immediately after such merger or consolidation or any other event which Reserves management determines should constitute a Change of Control. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to have occurred if such Change of Control does not constitute a “change in the ownership” or “change in the effective control” of Reserves, each within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and applicable published guidance relating thereto (collectively, “Code Section 409A”).

Section 2. Termination/Bonus Payments. Upon the date of termination of Executive’s employment with the Company by either party for any reason, Reserves shall pay to Executive an amount equal to (i) the Fair Market Value of Executive’s Phantom Equity Award, plus (ii) an amount equal to the sum of all tax distributions (i.e., distributions made to Effective Date Partners during the term of this Agreement merely to satisfy tax obligations of those partners) Executive would have received had he owned equity in Reserves equal to his Phantom Equity Award percentage (which, as of November 1, 2012, totaled $1,372,459.41), and shall be increased after such date if additional tax distributions are made to Effective Date Partners after such date and on or before Executive terminates employment with the Company) (the “Accrued Tax Distributions”), less (iii) $3,000,000 (but not below zero), which shall be his Termination Amount. Reserves may pay such Termination Amount as of the date of termination of Executive’s employment in cash or, subject to the terms hereof, by delivery to the Executive of a Qualified Promissory Note (as defined below) payable in quarter-annual installments over a period of not longer than ten (10) years with interest compounded at the “applicable federal rate” as such rate is determined under the Internal Revenue Code (the “AFR”), provided, that if such Termination Amount is less than $5,000.000, then the term of any such note shall not be longer than three (3) years, further provided, that a portion of such Termination Amount may be paid in cash and a portion may be paid, subject to the terms hereto, through the delivery to the Executive of a Qualified Promissory Note. The parties hereto agree that in no event will the Termination Amount to be paid in cash be less than the product of the Termination Amount multiplied by the sum of the maximum marginal federal, state and local tax rates for the tax year in which the payment is received (the “Required Cash Amount”). Any Qualified Promissory Note shall have a principal amount equal to the Termination Amount reduced by any Required Cash Amount paid to Executive. “Qualified Promissory Note” shall mean a secured promissory note, negotiable in form and having characteristics commensurate with a cash equivalent (such as the ability for such note to be transferred or assigned and it having been issued by an obligor with adequate solvency), and a prohibition against setoff of any amounts. Any such Qualified Promissory Note shall be in substantially the form attached hereto as Exhibit A. The parties’ intent is and has been for the receipt of the Termination Amount to constitute a taxable event with respect to the entire Termination Amount regardless of the form of payment therefor and for any Qualified Promissory Note to constitute “property” for purposes of Section 83 of the Code.

The “Fair Market Value” of the Phantom Equity Award in Reserves shall be the fair market value of such interest valuing Reserves on a going concern basis but taking into account debt and appropriate discounts for lack of marketability and minority interest for the limited partnership interest so valued. The Fair Market Value shall be determined in good faith the by the general partner of Reserves. If the Executive disputes the Fair Market Value determined by the general partner, the Executive shall so notify Reserves, and if the general partner of Reserves and the Executive cannot resolve the dispute in good faith within 30 days or such longer period of time as they may mutually agree, then the Executive may demand arbitration under the rules of commercial arbitration of the American Arbitration Association. Reserves and Executive shall each be entitled to make a presentation concerning the Fair Market Value to the single arbitrator after which such arbitrator shall be authorized to pick one and only one of the two purchase prices offered by Reserves, on the one hand, and the Executive, on the other hand. The arbitrator’s determination shall be final and not subject to appeal or farther arbitration by either party. The costs of any such mediation and/or arbitration (which include the cost of the arbitrator but not the expenses of the parties such as legal and expert fees) shall be borne by the losing party, provided, that the disputing parties shall advance any expenses required to engage the arbitrator equally. The Company’s payment of the Termination Amount to the Executive shall be in full satisfaction of the Company’s obligations to make payment to the Executive with respect to his Phantom Equity Award. Upon the payment of the final such installment, the Company’s and Reserves’ obligation to pay Executive any amounts described in this Agreement shall cease.

If the Executive dies prior to the payment of all quarterly installments described in this Section 2, any installments that have not been paid as of the date of the Executive’s death shall continue to be paid at the same time and in the same form to the beneficiary the Executive has designated to receive such payments. Such beneficiary shall be designated in writing in such form acceptable to the Company. Should the Executive not designate a beneficiary in writing in a form acceptable to the Company or should any such designated beneficiary (or any alternate designated beneficiaries) die prior to the payment of all installments payments, any such remaining installment payments shall be paid to the Executive’s spouse at the time of his death or, if none, his estate at the same time and in the same form as such installments would have been paid to the Executive had the Executive not died.

Section 3.	Employment Termination.

3.1. Termination of Employment. The Company may terminate the Executive’s employment for any reason, and Executive acknowledges that he is an “at will” employee.

3.2. Cooperation. During his employment and after, Executive shall, at Company’s request and expense, cooperate with Company and its affiliates in any internal investigation or audit, or in any dispute with any third party as reasonably requested by Company (including without limitation, Executive being available to Company upon reasonable notice for interviews and factual investigations, appearing at Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to Company all pertinent information and turning over to Company all relevant documents which are or may come into Executive’s possession).

Section 4.	Unauthorized Disclosure; Non-Competition; Non-Solicitation; Interference with Business Relationships: Proprietary Rights.

4.1. Unauthorized Disclosure. The Executive expressly agrees that all information he obtains regarding Company, any of its affiliates, or any work performed hereunder shall be deemed confidential. Executive further agrees that he shall not disclose any such information to any person or entity, or otherwise use such information in any manner that is unrelated to the performance of his services under this Agreement, without Company’s express prior written consent. Executive’s duties of confidentiality shall survive the expiration or termination of this Agreement.

4.2. Non-Competition. By and in consideration of the Company’s entering into this Agreement and the payments to be made and the benefits to be provided hereunder, acknowledges and agrees that as a condition of his employment by Company under this Agreement, that for so long as he is employed hereunder and for the period of one year after his termination of employment (the “Restriction Period”). Executive shall not compete in any way, either directly or indirectly, with any of Christopher Cline, Company, or any of their affiliates. For the purpose of this restriction, competing, shall include, without limitation, serving as an owner, investor, employee, or agent of any individual or entity engaged in the development of coal mines and/or the mining or production of coal (“Mining Activities”) in any state or territory where any of Christopher Cline, Company, or any of their affiliates are engaged in such Mining Activities while Executive was employed under this Agreement.

4.3. Non-Solicitation of Employees. During the Restriction Period, the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment any person who is, or within twelve (12) months prior to the date of such solicitation was, an employee of the Company or any of its affiliates.

4.4. Interference with Business Relationships. During the Restriction Period (other than in connection with carrying out his responsibilities for the Company and its affiliates), the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) any customer or client of the Company or its subsidiaries to terminate its relationship or otherwise cease doing business in whole or in part with the Company or its subsidiaries, or directly or indirectly interfere with (or assist any Person to interfere with) any material relationship between the Company or its subsidiaries and any of its or their customers or clients so as to cause harm to the Company or its affiliates.

4.5. Extension of Restriction Period. The Restriction Period shall be tolled for any period during which the Executive is in breach of any of Sections 4.2, 4.3 or 4.4 hereof.

4.6. Proprietary Rights. The Executive expressly acknowledges that all work product, information or data in any form generated in connection with the services performed under this Agreement, and all component parts thereof, shall be and remain the exclusive property of

Company. Executive acknowledges that he cannot use any such work product, information or data in any manner that is unrelated to the performance of his services under this Agreement without the Company’s express prior written consent. At the termination of Executive’s employment with Company, he will deliver to Company any and all Company property, together with all copies thereof, and any other material containing confidential or proprietary nature of any kind whatsoever.

4.7. Confidentiality of Agreement. Other than with respect to information required to be disclosed by applicable law, the parties hereto agree not to disclose the terms of this Agreement to any Person; provided the Executive may disclose this Agreement and/or any of its terms to the Executive’s immediate family, financial advisors and attorneys, so long as the Executive instructs every such Person to whom the Executive makes such disclosure not to disclose the terms of this Agreement further.

4.8. Remedies. The Executive agrees that any breach of the terms of this Section 4 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all Persons acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Executive to return any Severance Payments made by the Company (subject to the Company fulfilling any proofs required therefor). The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Executive. The Executive and the Company further agree that the provisions of the covenants contained in this Section 4 are reasonable and necessary to protect the businesses of the Company and its affiliates because of the Executive’s access to Confidential Information and his material participation in the operation of such businesses.

Section 5.	Representation.

The Executive and the Company each represents and warrants that (i) he or it is not subject to any contract, arrangement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits his or its ability to enter into and fully perform his or its obligations under this Agreement and (ii) he or it is not otherwise unable to enter into and fully perform his or its obligations under this Agreement.

Section 6.	Non-Disparagement.

From and after the Effective Date and following termination of the Executive’s employment with the Company, the Executive agrees not to make any statement (other than statements made in connection with carrying out his responsibilities for the Company and its affiliates) that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Company or any of its subsidiaries, affiliates, employees, officers, directors or stockholders. The Company shall cause its officers and directors not to make any such statement regarding the Executive.

Section 7.	Employment Status, Partner Status and Withholding.

The Executive acknowledges and agrees that he is an employee of the Company and that the rights conferred to him under this Agreement do not make the Executive a partner in Reserves or in any other organization. The Executive also acknowledges and agrees that actual payment of any bonus amount under this Agreement may be paid be either the Company or Reserves. The Company or Reserves may withhold from any amounts payable under this Agreement such Federal, state local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. The Executive shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder.

Section 8.	Miscellaneous.

8.1. Code Section 409A. It is intended that this Agreement shall comply with Code Section 409A. Notwithstanding any other provision in this Agreement to the contrary, if Executive is considered a “specified employee” within the meaning of Code Section 409A (as determined in accordance with the methodology established by the Company as in effect on the date of termination), any payment that constitutes nonexempt “deferred compensation” within the meaning of Code Section 409A that is otherwise due to Executive under this Agreement during the six-month period immediately following Executive’s separation from service (as determined in accordance with Code Section 409A) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following his Date of Termination (which amount shall accrue interest at the AFR in effect for short-term loans as of the Date of Termination, compounded semi-annually, from the Date of Termination through and until such payment date. Notwithstanding any other provision in this Agreement to the contrary, any references to termination of employment or Date of Termination shall mean and refer to the date of Executive’s “separation from service” as that term is defined in Code Section 409A. Executive understands and agrees that entering into this Agreement (including entering into amendments hereto) and receiving the benefits and payments provided under this Agreement may result in unintended, adverse tax consequences. Should any payments or benefits payable to Executive under this Agreement subject Executive to any penalties, taxes, interest charges, or other adverse consequences under Code Section 409A (collectively, the “409A Penalties”), then Company and Reserves shall jointly and severally pay, in a cash lump-sum on the date Executive is subject to the 409A Penalties, an additional payment equal to (i) the 409A Penalties (the “409A Gross-Up Payment”) plus (ii) an additional amount equal to all taxes, interest or penalties (including any additional tax, interest or penalties imposed upon the payments contemplated under this clause (ii) that Executive must pay with respect to the 409A Gross-Up Payment).

8.2. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the parties hereto; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver; provided further, that, Reserves may terminate this Agreement in its sole discretion in accordance with Code Section 409A and Treasury Regulation 1.409A-3(j)(4)(ix), as long as Executive receives the Termination Amount, valued as of the date of termination of this Agreement, payable at the earliest time permissible under the timing requirements of such

Treasury Regulation due to the termination of the Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.3. Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or change, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to benefit hereunder, then such right or benefit, in the discretion of the Members, shall cease and terminate, and in such event, Reserves may hold or apply the same or any part thereof for the benefit of Executive, his spouse, children or other dependents, or any of them, in such manner and in such portions the Members may deem proper.

8.4. Assignment. This Agreement and the parties’ rights and obligations hereunder may not be assigned without the consent of the other party hereto, and any purported assignment shall be null and void; provided, however, that such rights and obligations may be assigned or transferred by the Company pursuant to a merger or consolidation, the sale or liquidation of all or substantially all of the business and assets of the Company, or upon consent of the Executive, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

8.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of West Virginia, without giving effect to the conflicts of law principles thereof.

8.6. Severability. Whenever possible, each provision or portion of any provision of this Agreement, including those contained in Section 4 hereof, will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement, including those contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

8.7. Entire Agreement. From and after the Effective Date, this Agreement constitutes the entire agreement between the parties hereto, and supersede all prior representations, agreements and understandings (including any prior course of dealings), both written and oral, between the parties hereto with respect to the subject matter hereof.

8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

8.9. Binding Effect. This Agreement shall inure to the benefit of, and be binding on, the successors of each of the parties, including, without limitation, the Executive’s heirs and the personal representatives of the Executive’s estate and any successor to all or substantially all of the business and/or assets of the Company.

8.10. General Interpretive Principles. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

8.11. Parties to This Agreement. Notwithstanding any provision in this Agreement to the contrary, following the date of this amendment to and restatement of this Agreement, the parties to this Agreement agree and acknowledge that neither Reserves nor Foresight Management, LLC shall have any rights or obligations under the terms of this Agreement or prior versions of this Agreement, and that all such rights and obligations under the prior versions of this Agreement are transferred to and assumed by the Company hereunder.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Agreement as of this 21st day of December, 2012.

FORESIGHT ENERGY SERVICES LLC

By:	/s/ Michael J. Beyer

	Name:	Michael J. Beyer
	Title:	President, CEO

/s/ Drexel Short

Drexel Short

FORESIGHT MANAGEMENT, LLC

By:	/s/ Donald R. Holcomb

	Name:	DONALD R. HOLCOMB
	Title:	AUTHORIZED PERSON

FORESIGHT RESERVES, L.P.

By:	/s/ Donald R. Holcomb

	Name:	DONALD R. HOLCOMB
	Title:	AUTHORIZED PERSON

SECURED PROMISSORY NOTE

$

Dated:

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Drexel Short or his assignee (“Executive”), the principal sum of                      ($        ) [Termination Amount less Required Cash Amount], together with interest thereon at the Applicable Federal Rate of interest as calculated on the date hereof [Date Executive terminates employment] for a [short-term]1 loan, compounded annually, as such “Applicable Federal Rate” is defined in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (“Code”), from the date or dates of disbursement of the aforesaid principal sum, said principal and interest to be paid as hereinafter provided. All payments shall be paid in lawful money of the United States of America.

Executive agrees that all or a portion of the unpaid principal balance shall be repaid by the undersigned in [forty (40)/twelve (12)] equal quarterly cash installments of principal and interest, with the first such installment due on                      [Three (3) months from the date Executive terminates employment]. All payments made pursuant to this Note will be first applied to accrued and unpaid interest, if any, then to proper charges under this Note, and the balance, if any, to principal.

Upon a Change of Control (as defined in the Phantom Equity Agreement entered into by Executive and the undersigned and dated as of             , 2012), the outstanding principal balance and accrued and unpaid interest thereon shall become immediately due and payable.

An Event of Default shall exist if any of the following conditions or events shall occur: (i) default or non-payment shall be made in the payment of any principal or interest on this Note when the same becomes due and payable, (ii) the undersigned (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or any other petition in bankruptcy, (b) makes an assignment for the benefit of creditors, (c) is adjudicated as insolvent or as entitled to relief for debtors, (d) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official or an order is entered appointing same, (e) admits in writing to its inability to pay its debts when due, or (f) is ordered to liquidate. If an Event of Default has occurred and is continuing, the Executive may, by notice to the undersigned, declare this Note to be due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Notwithstanding the previous sentence, the undersigned shall have five business days after receipt of the notice described therein in which to cure an Event of Default, to the extent applicable. If any amount payable hereunder is not received by Executive (or his transferee, as applicable) hereunder on the date such amount is due, then such amount will bear interest from and after such due date until paid at an annual rate equal to the greater of (i) ten percent (10%) or (ii) the maximum rate permitted by law (the “Default Rate”) if lesser.

[1]	Term dependent upon 1274 of Code.

This Note shall be assignable and transferable by Executive without the consent of the undersigned. This Note is secured under that certain [Security Agreement], dated as of even date herewith, by and between the undersigned and Executive (as amended from time to time, the “Security Agreement”)2 [Type of security to be determined at the time of Executive’s termination of employment, subject to any restrictions in any credit agreement the Company has in place at such time. Foresight Reserves, L.P. shall guaranty the note]. Reference is hereby made to the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note. In addition, this is a full recourse note so that the undersigned and its successors or assignees shall be liable on this Note and (b) in the Event of Default under this Note, Executive (and any representative, successor, endorsee or assign) may seek payment of amounts due under this Note in accordance with the rights and remedies set forth in the Security Agreement and directly against the undersigned and its successors or assignees. Moreover, the terms of this Note shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties and any direct or other transferee of any transfer of the Note by Executive. The foregoing sentence shall not be construed to permit the undersigned to assign or delegate any obligations hereunder without the prior written consent of Executive. Also, undersigned shall not have the right to offset any payments hereunder against any obligations Executive may have to the undersigned.

In the event that any payment of any principal or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or if this Note is placed in the hands of an attorney or attorneys for representation of the Executive in connection with bankruptcy or insolvency proceedings relating hereto, the undersigned promises to pay to the order of the Executive, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof).

The undersigned hereby waives presentment, demand for payment, protest and notice of nonpayment or dishonor and agrees that failure of the holder to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. No amount payable hereunder shall be permitted to be setoff for any obligation owed to the undersigned or its affiliates.

Any dispute or controversy between the Executive and the undersigned, whether arising out of or relating to this Note, the breach of this Note, or otherwise, shall be settled by confidential arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Rules then in effect and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Executive and the undersigned, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except

[2]	Security Agreement to be agreed upon by the parties at the time of security.

2

as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Executive and the undersigned. Notwithstanding any choice of law provision included in this Note, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Charleston, West Virginia or such other location to which the parties may agree.

This Note shall be construed, interpreted and enforced in all respects in accordance with the laws of the State of West Virginia.

FORESIGHT ENERGY SERVICES LLC

Date:

3